UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A-3

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): DECEMBER 29, 2004

INPUT/OUTPUT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-12691 (Commission File Number)	22-2286646 (IRS Employer Identification No.)

12300 PARC CREST DRIVE STAFFORD, TEXAS (Address of principal executive offices)		77477 (Zip Code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

     This Form 8-K/A-3 amends our Current Report on Form 8-K which was filed with the Securities and Exchange Commission (SEC) on May 11, 2004, and amended by Form 8-K/A-1 filed with the SEC on May 28, 2004, and amended by Form 8-K/A-2 filed on June 15, 2004. The Form 8-K, as previously amended, contains disclosures and financial information regarding GX Technology Corporation (GXT), and our acquisition of GXT and related financing transactions in May and June 2004. This Form 8-K/A-3 revises Item 9.01 “Financial Statements and Exhibits” (formerly Item 7) by providing amended and restated audited and unaudited historical financial statements for GXT and its subsidiaries, and amended and restated pro forma consolidated financial statements and related information, to give effect to certain repurchase obligations that had existed with respect to GXT’s preferred stock for a number of years prior to our acquisition.

     Because prior to our acquisition, GXT had been required to repurchase shares of its preferred stock at a price equal to the higher of their fair market value or their original issue price, these repurchase obligations should have been classified as a current liability on GXT’s consolidated balance sheets, and changes in the fair values of the repurchase rights should have been reflected periodically as credits or charges to GXT’s consolidated statements of operations. These amendments had the effect of reducing GXT’s net income to a net loss for the years ended June 30, 2001 and 2003, and for the nine months ended March 31, 2003 and 2004. Additionally, including the fair value of these preferred stock repurchase obligations had the effect of increasing GXT’s total current liabilities on its consolidated balance sheets at June 30, 2002 and 2003, and at March 31, 2004. See Note 14. “Restatement of Financial Statements” of the Notes to Consolidated Financial Statements contained elsewhere in this Form 8-K/A-3.

     Because the GXT preferred stock was converted into shares of GXT common stock which were acquired by us in connection with the completion of the acquisition in June 2004, these repurchase obligations terminated as of that completion date. The restatements contained in this Form 8-K/A-3 do not affect our consolidated results of operations or financial condition. The charges and credits reflected by the restatements are non-cash in nature, and do not affect either GXT’s or our historical cash positions, total assets, income from operations or cash flows from operations.

     The decision to restate the GXT historical financial statements based on these matters was made by our senior management and has been discussed with Deloitte & Touche LLP, GXT’s former independent auditors.

     Certain conforming changes were also made to the unaudited pro forma financial statements contained in the Form 8-K (as it has been previously amended), as well as to reflect certain revised assumptions made in the unaudited pro forma balance sheet as of March 31, 2004 that were set forth in our final prospectus dated June 8, 2004 (Registration No. 333-115345).

     We are not filing a separate Form 8-K under Item 4.02 “Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review” of Form 8-K, because the previously issued financial statements in question are those of GXT and its consolidated subsidiaries as of dates and for periods prior to our acquisition of GXT, and not those of our company, pursuant to Securities and Exchange Commission Release No. 34-49424 (March 16, 2004) under which new Form 8-K rules concerning these matters were adopted by the Commission.

     This amendment is being filed in accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended. For purposes of this Form 8-K/A-3, each item of the company’s Form 8-K (as amended by Forms 8-K/A-1 and 8-K/A-2) described above, that is affected by this amendment has been amended and restated in its entirety. No attempt has been made in this Form 8-K/A-3 to modify or update other disclosures as presented in the original Form 8-K, as previously amended, except as required to reflect such amendments.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired:

•	Consolidated financial statements of GXT as of March 31, 2004 (unaudited), June 30, 2003 and 2002 (audited), and for the years ended June 30, 2003, 2002 and 2001 (audited) and the nine-month periods ended March 31, 2004 and March 31, 2003 (unaudited), the notes thereto and report of independent registered public accounting firm.

(b)	Pro forma financial information:

•	Unaudited Pro Forma Statement of Income for the year ended December 31, 2003.

•	Unaudited Pro Forma Statement of Income for the three months ended March 31, 2004.

•	Unaudited Pro Forma Balance Sheet as of March 31, 2004.

•	Notes to Pro Forma Financial Information.

(c)	Exhibits:

*10.1	Stock Purchase Agreement dated as of May 10, 2004, by and among GX Technology Corporation, Input/Output, Inc. and the Sellers that are parties thereto, filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-3 (Registration No. 115345), filed with the Securities and Exchange Commission on May 10, 2004, and incorporated herein by reference.

**10.2	First Amendment to Stock Purchase Agreement dated as of June 11, 2004.

99.1	Consent of Deloitte & Touche LLP.

*	Previously filed with the company’s Current Report on Form 8-K, filed with the SEC on May 11, 2004.

**	Previously filed with the company’s Current Report on Form 8-K/A-2, filed with the SEC on June 15, 2004.

INDEX TO FINANCIAL STATEMENTS
GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements As of March 31, 2004 (unaudited), June 30, 2003 and 2002 and for the Years Ended June 30, 2003, 2002, and 2001 and the (unaudited) Nine-Month Periods Ended March 31, 2004 and March 31, 2003 and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
GX Technology Corporation

     We have audited the accompanying consolidated balance sheets of GX Technology Corporation and Subsidiaries (the “Company”) as of, June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 14, the accompanying consolidated financial statements have been restated.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
November 17, 2003 (December 27, 2004 for the effects of the restatement described in Note 14)

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2004	June 30, 2003	June 30, 2002
	(As Restated,	(As Restated,	(As Restated,
	See Note 14)	See Note 14)	See Note 14)
	(Unaudited)
ASSETS:
CURRENT ASSETS
Cash and cash equivalents	$2,512,432	$712,394	$2,949,821
Accounts receivable, trade (net of allowance for doubtful accounts of $188,341 and $84,925 and $120,516 for 2004, 2003 and 2002, respectively)	9,535,675	9,097,690	3,889,726
Unbilled revenue	6,454,623	3,301,395	3,632,709
Prepayments and other	1,099,931	487,295	304,652

Total current assets	19,602,661	13,598,774	10,776,908

PROPERTY AND EQUIPMENT—At cost	20,593,993	17,208,891	10,249,988
LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	(8,360,011)	(7,057,097)	(4,995,819)

Net property and equipment	12,233,982	10,151,794	5,254,169

PURCHASED SOFTWARE COSTS, Net of accumulated amortization of $878,837, $707,077 and $1,207,653 for 2004, 2003 and 2002, respectively	1,085,565	997,320	565,715

SEISMIC DATA LIBRARY, Net of accumulated amortization of $8,535,097 and $2,685,182 for 2004 and 2003, respectively	12,354,255	5,925,498	—
DEFERRED TAX ASSET	619,390	212,381	—
OTHER ASSETS	268,222	145,569	—

TOTAL	$46,164,075	$31,031,336	$16,596,792

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Line of credit	$3,775,000	$2,025,000	$2,975,000
Accounts payable	2,960,968	896,358	930,711
Accrued liabilities and other	7,956,947	7,580,761	1,412,192
Deferred revenue	8,896,629	3,566,908	2,797,547
Dividends payable	1,992,263	1,365,488	529,788
Deferred tax liability	2,016,275	853,369	170,415
Current portion of long-term obligations	4,939,525	5,018,435	2,627,432
Preferred stock repurchase obligation	30,039,398	18,402,876	3,977,436

Total current liabilities	62,577,005	39,709,195	15,420,521
LONG-TERM OBLIGATIONS	2,729,564	2,436,359	1,660,782

Total liabilities	65,306,569	42,145,554	17,081,303

COMMITMENTS AND CONTINGENCIES
Redeemable Series A preferred stock, 8%, $1 par value; 500,000 shares authorized, 481,696 shares issued and outstanding	5,000,000	5,000,000	5,000,000
Redeemable Series B preferred stock, 8%, $1 par value; 480,000 shares authorized, 480,000 shares issued and outstanding	5,446,239	5,446,239	5,446,239
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.01 par value—10,000,000 shares authorized, 1,543,479 shares issued and outstanding at June 30, 2003 and June 30, 2002 respectively, and 1,592,379 shares issued and outstanding at March 31, 2004	15,475	15,435	15,435
Additional paid-in capital	2,812,743	2,745,283	2,745,283
Accumulated deficit	(32,416,951)	(24,321,175)	(13,691,468)

Total stockholders’ equity/ (deficit)	(29,588,733)	(21,560,457)	(10,930,750)

TOTAL	$46,164,075	$31,031,336	$16,596,792

See notes to consolidated financial statements.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine-Month Period Ended
	March 31,		Year Ended June 30,
	2004	2003	2003	2002	2001
	(As Restated,	(As Restated,	(As Restated,		(As Restated,
	See Note 14)	See Note 14)	See Note 14)		See Note 14)
	(Unaudited)
REVENUES:
Geophysical services	$19,416,468	$19,561,470	$24,684,814	$19,834,479	$16,241,272
Full-scope seismic services	26,823,119	9,369,617	15,290,283	—	—
Maintenance and other	863,417	815,425	973,399	1,164,204	1,343,020
Software	53,975	64,040	70,040	142,605	432,558

Total revenues	47,156,979	29,810,552	41,018,536	21,141,288	18,016,850
COST OF REVENUES	29,928,488	17,532,845	24,570,560	13,048,511	10,688,732

GROSS PROFIT	17,228,491	12,277,707	16,447,976	8,092,777	7,328,118

OPERATING EXPENSES:
General and administrative	6,611,887	4,335,029	5,934,182	3,298,824	2,773,720
Sales and marketing	3,425,009	3,306,296	4,333,881	3,065,131	3,532,720

Total operating expenses	10,036,896	7,641,325	10,268,063	6,363,955	6,306,440

INCOME FROM OPERATIONS	7,191,595	4,636,382	6,179,913	1,728,822	1,021,678
INTEREST EXPENSE	(665,605)	(517,105)	(722,745)	(529,934)	(661,845)
FAIR VALUE ADJUSTMENT OF PREFERRED STOCK REPURCHASE OBLIGATION	(11,636,522)	(14,425,440)	(14,425,440)	—	(3,977,436)

INCOME (LOSS) BEFORE INCOME TAXES	(5,110,532)	(10,306,163)	(8,968,272)	1,198,888	(3,617,603)
INCOME TAX EXPENSE	2,359,181	623,296	825,735	233,069	21,250

NET INCOME (LOSS)	$(7,469,713)	$(10,929,459)	$(9,794,007)	$965,819	$(3,638,853)

See notes to consolidated financial statements.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

		Additional		Total
	Common	Paid-In	Accumulated	Stockholders’
	Stock	Capital	Earnings/(Deficit)	Equity
BALANCE—July 1, 2000	$15,435	$2,745,283	$(9,988,647)	$(7,227,929)
Dividends on preferred stock	—	—	(400,000)	(400,000)
Net loss (As restated, see Note 14)	—	—	(3,638,853)	(3,638,853)

BALANCE—July 1, 2001	15,435	2,745,283	(14,027,500)	(11,266,782)
Dividends on preferred stock	—	—	(629,787)	(629,787)
Net income	—	—	965,819	965,819

BALANCE—July 1, 2002	15,435	2,745,283	(13,691,468)	(10,930,750)
Dividends on preferred stock	—	—	(835,700)	(835,700)
Net loss (As restated, see Note 14)	—	—	(9,794,007)	(9,794,007)

BALANCE—June 30, 2003	15,435	2,745,283	(24,321,175)	(21,560,457)
Issuance of common stock due to exercise of stock options— (Unaudited)	40	67,460	—	67,500
Dividends on preferred stock— (Unaudited)	—	—	(626,063)	(626,063)
Net loss (As restated, see Note 14)—(Unaudited)	—	—	(7,469,713)	(7,469,713)

BALANCE—March 31, 2004 (Unaudited)	$15,475	$2,812,743	$(32,416,951)	$(29,588,733)

See notes to consolidated financial statements.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine Months Ended
	March 31,		Year Ended June 30,
	2004	2003	2003	2002	2001
	(As Restated,	(As Restated,	(As Restated,		(As Restated,
	See Note 14)	See Note 14)	See Note 14)		See Note 14)
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,469,713)	$(10,929,459)	$(9,794,007)	$965,819	$(3,638,853)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10,413,580	4,886,391	6,698,393	2,078,027	1,534,908
Fair value adjustment of preferred stock repurchase obligation	11,636,522	14,425,440	14,425,440	—	3,977,436
Changes in operating assets and liabilities:
(Increase)/ Decrease in accounts receivable	(437,985)	(3,326,079)	(5,207,964)	(254,839)	341,245
(Increase)/ Decrease in unbilled revenue	(3,153,228)	49,219	331,314	(2,055,558)	(256,519)
(Increase)/ Decrease in prepayments and other	(612,636)	(228,089)	(182,643)	20,206	15,554
(Increase)/ Decrease in other assets	(122,653)	(113,897)		136,000	114,000
Increase/(Decrease) in accounts payable	2,064,610	(443,576)	(34,353)	521,473	(1,552)
Increase/(Decrease) in accrued liabilities and other	(1,431,010)	217,334	1,391,241	204,978	(353,828)
Increase in deferred revenue	5,329,721	49,016	769,361	1,021,899	190,638
Deferred income taxes	755,897	573,432	755,988	170,415	—

Net cash provided by operating activities	16,973,105	5,159,732	9,152,770	2,808,420	1,923,029

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment—net	(9,656,745)	(1,711,727)	(1,842,444)	(2,094,796)	(1,090,979)
Purchase of seismic data library	(1,765,516)	(1,779,057)	(4,264,336)	—	—
Purchase of software	(526,243)	(370,014)	(781,573)	(580,810)	(78,595)

Net cash used in investing activities	(11,948,504)	(3,860,798)	(6,888,353)	(2,675,606)	(1,169,574)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	—	—	—	2,042,340	—
Proceeds from borrowings	5,500,000	2,750,000	6,048,136	8,043,006	3,778,354
Repayments of borrowings	(8,792,063)	(6,156,791)	(10,549,980)	(8,679,135)	(3,191,477)
Proceeds from issuance of stock	67,500	—	—	—	—

Net cash provided by (used in) financing activities	(3,224,563)	(3,406,791)	(4,501,844)	1,406,211	586,877

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	1,800,038	(2,107,857)	(2,237,427)	1,539,025	1,340,332
CASH AND CASH EQUIVALENTS—Beginning of period	712,394	2,949,821	2,949,821	1,410,796	70,464

CASH AND CASH EQUIVALENTS—End of period	$2,512,432	$841,964	$712,394	$2,949,821	$1,410,796

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid for interest	$539,936	$439,665	$608,386	$282,257	$392,372

Cash paid for income taxes	$165,265	$79,391	$92,873	$30,000	$21,250

Cash received from income tax refund	$—	$67,602	$—	$2,132	$—

NONCASH TRANSACTIONS:
Capital lease additions	$4,378,751	$4,355,869	$6,718,424	$2,499,744	$—

Series A preferred stock dividends exchanged for Series B preferred stock	$—	$—	$—	$2,766,152	—

Interest accumulated on unpaid Series A preferred stock dividends in exchange for Series B preferred stock	$—	$—	$—	$637,748	$—

See notes to consolidated financial statements.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Information for the nine month periods ended March 31, 2004 and 2003 is unaudited)

1. Organization and Operations

     General

     GX Technology Corporation (the “Company”) has three wholly owned subsidiaries: GX Technology France SARL, located in Paris, France; GX Technology EAME Limited, located in London, England; and GX Technology Canada, Ltd., located in Calgary, Canada.

     The Company provides seismic imaging services and data licensing of seismic data used in oil and gas exploration.

     The interim financial data is unaudited; however, in the opinion of management, the interim financial data includes all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position as of March 31, 2004 and the results of operations for the nine-month periods ended March 31, 2004 and 2003. The results of operations for the nine months ended March 31, 2004 and 2003 are not necessarily indicative of the results to be expected for the full year.

2. Summary of Significant Accounting Policies

     Consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Revenue Recognition

     Revenues for geophysical services (mainly imaging services and licensing of seismic data) are recognized on the percentage of completion method. The Company considers the percentage of completion method to be the best available measure of progress on these contracts. The percentage complete is assessed by measuring the actual progress to the estimated progress of the project. Accordingly, changes in job performance, job conditions, estimated profitability, contract price, cost estimates, and availability of human and computer resources are reviewed periodically as the work progresses and revisions to the percentage completion are reflected in the accounting period in which the facts require such adjustments become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The asset “Unbilled Revenues” represents revenues recognized in excess of amounts billed. The liability “Deferred Revenue” represents amounts billed in excess of revenues recognized.

     Revenues for sales of software are recognized when the software has been invoiced, delivered, and accepted by the customer and collectibility is probable. Payments received in advance for software maintenance agreements are deferred and recognized as revenue over the life of the agreements. Software revenues also include royalties from software license agreements with resellers, which are recognized upon receipt of specific sales information from the licensee and delivery of the product.

     Property and Equipment

     Property and equipment are depreciated using a straight-line method based on each asset’s estimated useful life. Maintenance and repairs are charged to expense as incurred and renewals and betterments are capitalized.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Seismic Data Library

     The seismic data library consists of seismic surveys that are offered for license to customers on a nonexclusive basis. The capitalized costs include costs paid to third parties for the acquisition of data and related activities associated with the data creation activity. The Company does not capitalize any internal processing costs, such as imaging, salaries, benefits, and other costs incurred for seismic data project design and management.

     Costs are amortized using the greater of (i) the percentage of estimated total costs compared to the percentage of actual revenue to the total estimated revenue from the project or (ii) a straight-line basis over the useful economic life of the data.

     The Company forecasts the ultimate revenue expected to be derived from a particular data survey over its estimated useful economic life to determine the costs to amortize if greater than straight-line amortization. That forecast is made by the Company at project initiation and is reviewed and updated periodically. If, during any such review and update, the Company determines that the ultimate revenue for a survey is expected to be less than the original estimate of total revenue for such survey, the Company increases the amortization rate attributable to future revenue from such survey. In addition, in connection with such reviews and updates, the Company evaluates the recoverability of its seismic data library, and if required under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, records an impairment charge with respect to such data.

     Foreign Currency Translation

     GX Technology France SARL, GX Technology EAME Limited, and GX Technology Canada, Ltd. use the U.S. dollar as their functional currency. Foreign currency transactions are included in net income. The Company realized transaction (gain) losses of $(85,351), $19,802 and $66,015 for the years ended June 30, 2003, 2002, and 2001, respectively, and $(158,489) and $(33,344) for the-nine month period ended March 31, 2004 and March 31, 2003.

     Software Costs

     All internal costs of developing software are expensed as incurred. Purchased software costs are capitalized and amortized on a product-by-product basis over the economic useful life of the software product.

     Income Taxes

     The Company utilizes an asset and liability approach in the calculation of deferred income taxes. This approach gives consideration to the future tax consequences of differences between the tax basis of assets and liabilities and their reported amounts in the financial statements.

     Stock Options

     Stock options are accounted for by applying APB Opinion No. 25, Accounting for Stock Issued to Employees, in accounting for equity-based awards granted to employees whereby no compensation expense is recorded related to the options granted when the exercise price equals the market price of the underlying equity issue on the date of grant. No compensation expense was recorded for any of the periods presented. If compensation expense for the stock option plan had been determined based on fair value of stock options at the date of grant based on the minimum value method consistent with the provisions of SFAS No. 123, Accounting for Stock-Based Compensation, the impact on net income (loss) would have been as follows:

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Nine Months
	Ended
	March 31,		Year Ended June 30,
	2004	2003	2003	2002	2001
	(Unaudited)	(Unaudited)
Net income (loss) as reported	$(7,469,713)	$(10,929,459)	$(9,794,007)	$965,819	$(3,638,853)
Compensation expense included in net income (loss)	—	—	—	—	—
Compensation expense that would have been included in the determination of net income (loss) if the fair value based method had been applied to all awards	440,482	377,984	510,524	328,704	187,734

Pro forma net income (loss)	$(7,910,195)	$(11,307,443)	$(10,304,531)	$637,115	$(3,826,587)

     The fair value of each option grant is estimated on the date of grant using the minimum value method using the assumptions as follows:

Expected life of options	10 years
Risk-free interest rate	4.01%-6.20%
Expected dividend yield	0%

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

3. Property and Equipment

     Property and equipment consisted of the following:

	Estimated	March 31,	June 30,	June 30,
Description	Useful Lives	2004	2003	2002
	(Unaudited)
Computer equipment	3 years	$19,069,805	$15,548,931	$9,201,192
Furniture and fixtures	3 years	1,524,188	1,659,960	1,048,796

Total		$20,593,993	$17,208,891	$10,249,988

     Depreciation expense was $4,031,211, $2,078,027 and $1,534,908 for the years ended June 30, 2003, 2002, and 2001, respectively, and $4,572,048 and $2,851,792 for the nine month period ended March 31, 2004 and 2003.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

4. Seismic Data Library

     Seismic data library creation and amortization consisted of the following:

	March 31,	June 30,
	2004	2003
	(Unaudited)
Gross costs of seismic data creation	$20,889,351	$8,610,680
Less accumulated amortization	8,535,096	2,685,182

Total	$12,354,255	$5,925,498

     Gross costs of seismic data creation include $7,113,839 at March 31, 2004 and $4,491,913 at June 30, 2003 for amounts which the Company has not remitted payment under an agreement with the company performing data acquisition. The Company does not have the payment obligation for these amounts until certain revenues have been collected from licensing sales of the data.

5. Line of Credit

     On October 27, 1999, the Company entered into a line of credit with a bank with a borrowing capacity of up to $3,500,000 with an interest rate of prime plus .5%. The line of credit matured and was renewed for one year through March 15, 2005, with a borrowing capacity of $6,000,000. The amount borrowed under the agreement at June 30, 2003 and 2002 was $2,025,000 and $2,975,000 respectively, and $3,775,000 at March 31, 2004. The line of credit is collateralized by marketable securities owned by a stockholder and all of the Company’s inventory, accounts receivable, general intangibles and other property, and allows the Company to borrow and repay such borrowings until maturity.

     The weighted average borrowings outstanding under the bank loans were $1,791,667 and $2,739,013 for the years ended June 30, 2003 and 2002, respectively, and $3,591,667 at March 31, 2004. The average interest rate was 4.75% and 5.85% for the years ended June 30, 2003 and 2002, respectively, and 5.0% for both of the nine-month periods ended March 31, 2004 and 2003.

     The credit agreement contains various affirmative and negative covenants related to the Company’s ability to sell, transfer, pledge, collaterally assign, grant a security interest in, or otherwise transfer or encumber any of its assets except for the pledge of collateral to the lender and except for the sale or transfer of its assets (other than the collateral) in the ordinary course of its business. The Company will not at any time permit: a) its current ratio to be less than 1.0 to 1.0; b) tangible net worth to be less than $4,800,000 prior to December 31, 2003 and $10,000,000 after December 31, 2003; and c) its debt to tangible net worth to be greater than 3.0 to 1.0 until December 31, 2003, 3.8 to 1.0, until June 29, 2004, 3.5 to 1.0, between June 30, 2004 and December 30, 2004, and 3.0 to 1.0 on and after December 31, 2004. Management of the Company believes they were in compliance with these covenants at June 30, 2003, except for two financial condition covenants which were waived by the bank. Management of the Company believes they were in compliance with these covenants at March 31, 2004, except for one financial condition covenant which has been waived by the bank. The results of the restatement yielded additional covenant violations at March 31, 2004 and June 30, 2003; however, subsequent to the acquisition of the Company by Input/Output Inc., the line of credit was retired.

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

6. Long-Term Obligations

     Long-term obligations were as follows:

	March 31,	June 30,	June 30,
	2004	2003	2002
	(Unaudited)
Equipment loans	$6,919,089	$6,704,794	$3,538,214
Shareholder loans	750,000	750,000	750,000

Total obligations	7,669,089	7,454,794	4,288,214
Less short-term obligations	4,939,525	5,018,435	2,627,432

Total long-term obligations	$2,729,564	$2,436,359	$1,660,782

     The shareholder term loans bear interest at the lesser of 1) the maximum nonusurious rate of interest permitted by applicable state or federal law in effect or 2) the fixed rate of 10% per annum. The weighted average interest rate for 2003 and 2002 and the interest rate at March 31, 2004, June 30, 2003 and 2002 were 10%.

     Outstanding indebtedness under the term note is $750,000, which was amended with the holder of the term note wherein all payments of principal and interest on the note were extended until June 30, 2004.

     Long-term obligations as of June 30, 2003, mature as follows: $5,018,435 in the year ending June 30, 2004, $1,918,042 in the year ending June 30, 2005 and $518,317 for the year ending June 30, 2006.

     The Company entered into a series of equipment loans that are due in installments for the purpose of financing the purchase of computer equipment in the form of capital leases expiring in various years through 2007. Interest charged under these loans which range from 5.8% to 20.7% is collateralized by liens on the computer equipment. The assets and liabilities under capital leases are recorded at lower of the present value of minimum lease payments or the fair value of the assets. The assets are depreciated over the lower of their related lease terms or their estimated productive lives. Depreciation of assets under capital leases is included in depreciation expense for the nine-month periods ended March 31, 2004 and 2003 and for the years ended 2003 and 2002.

     As of June 30, 2003, future minimum lease payments under capital leases for each of the next four years and in aggregate are:

Year Ending June 30
2004	$4,765,095
2005	1,452,015
2006	452,682
2007	12,537

Total	$6,682,329

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

7. Operating Lease Agreements

     The Company has certain noncancelable operating leases for office space and miscellaneous equipment. At June 30, 2003, the future minimum lease commitments were as follows:

     Year Ending June 30

Year Ending June 30
2004	$1,662,191
2005	1,270,875
2006	248,626
2007	248,626
2008	185,906

Total	$3,616,224

     Rent expense for all operating leases was $2,414,537, $1,788,033 and $2,032,287 for the years ended June 30, 2003, 2002 and 2001, respectively, and $2,738,523 and $1,778,926 for the nine-month periods ended March 31, 2004 and March 31, 2003, respectively.

8. Income Taxes

     Income taxes consist of the following:

	Nine Months Ended
	March 31,		Year Ended June 30,
	2004	2003	2003	2002	2001
	(Unaudited)	(Unaudited)
U.S. Federal:
Current tax (benefit)/expense	$1,363,885	$—	$—	$(16,132)	$21,250
Deferred tax expense	790,031	536,035	708,796	170,415	—
State:
Current tax expense	125,000	—	—	—	—
Foreign:
Current tax expense	114,399	49,864	69,747	78,786	—
Deferred tax (benefit) /expense	(34,134)	37,397	47,192	—	—

Total	$2,359,181	$623,296	$825,735	$233,069	$21,250

     The effective tax rate difference from the statutory rate of 34% is primarily due to permanent differences due to preferred stock repurchase obligations.

     Deferred tax assets and liabilities computed at the statutory tax rates were as follows:

	March 31,	June 30,	June 30,
	2004	2004	2002
	(Unaudited)
Current deferred tax assets and liabilities related to:
Assets	$53,523	$172,361	$743,290
Liabilities	(2,069,798)	(1,025,730)	(913,705)

Current deferred tax liabilities	$(2,016,275)	$(853,369)	$(170,415)

Noncurrent deferred tax asset-fixed assets	$619,390	$212,381	$—

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     For the year ending June 30, 2003, as a result of its net operating loss carryforward, the Company did not generate any liability for regular federal income tax purposes. The Company recognized a liability for alternative minimum tax of $115,000 and $32,000 as of June 30, 2003 and 2002, respectively.

9. Stock Options

     The Company maintains an employee stock option plan. The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for the plan. Accordingly, no compensation expense has been recognized for options issued under the plan.

     The Company may grant options to purchase shares of its common stock under a qualified incentive stock option agreement (“Qualified Plan”), as defined by Internal Revenue Code Section 422 and a nonqualified stock option agreement (“Nonqualified Plan”). The Company has reserved for grant, 1,000,000 shares of its common stock under the Qualified Plan and 144,656 shares of its common stock under the Nonqualified Plan. Options under the Qualified Plan have a vesting period of five years and an expiration period from five to ten years from the date of grant. Options under the Nonqualified Plan have a vesting period of four years and an expiration period of ten years from the date of grant. The shares are subject to adjustment for subsequent recapitalizations and stock splits.

     The information set forth in the following table covers options granted under the Company’s stock option plan:

	June 30,	June 30,	June 30,
	2003	2002	2001
Stock options outstanding—beginning of year	1,044,656	877,256	770,756
Granted at $15.00 per share	17,000	225,500	120,400
Expired or cancelled	—	(58,100)	(13,900)

Stock options outstanding—end of year (per share: $.05 to $15.00 at June 30, 2003; average exercise price per share of $10.84 at June 30, 2003)	1,061,656	1,044,656	877,256

Stock options exercisable—end of year	768,216	665,936	527,656

10. Redeemable Preferred Stock

     The Company has issued and has outstanding 481,696 shares of its Series A 8% cumulative convertible redeemable preferred stock (“Series A Preferred”) ($1 par value per share and $10.38 liquidation preference per share) for $5,000,000.

     On December 20, 2001, the Company issued 480,000 shares of Series B senior convertible preferred stock (“Series B Preferred”), with a par value of $1.00 (one dollar) and a liquidation preference and initial conversion price of $11.35 per share. 300,000 shares of the Series B Preferred were issued in lieu of cash payment of $2,766,152 in accrued and unpaid dividends on Series A Preferred and $637,748 in accrued interest on those accrued and unpaid dividends. An additional 180,000 shares of Series B Preferred were issued to one of the Company’s principal stockholders in exchange for a capital infusion of $2,042,339 in cash.

     Dividends on both Series A and B are payable annually on the Annual Dividend Date. Any unpaid dividends accumulate until paid which represent noncash transactions. As of March 31, 2004, no dividends have been paid. All accrued but unpaid dividends amass interest after each Annual Dividend Date, at a rate of 8% per annum. The preferred shares are convertible into the Company’s

GX TECHNOLOGY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

common stock at the option of the holder at any time on a one-for-one basis and are automatically converted in the event that the proceeds of a public offering exceed certain levels. In addition, holders of a majority of Series A Preferred may require the Company to repurchase all or any of the then outstanding preferred stock at a price equal to the greater of the fair market value or the original issuance price. The redemption of Series A Preferred allows the holders of Series B Preferred to redeem their preferred stock under similar terms.

11. Benefit Plan

     The Company maintains a 401(k) retirement savings plan that covers all U.S. employees. The Company makes “matching contributions” equal to 50% of the amount of the contribution elected by the employee, up to a maximum employee contribution of 6% of the employee’s gross salary. For the years ended June 30, 2003, 2002 and 2001 contributions charged to operations were $256,131, $193,890 and $176,981, respectively, and $261,210 and $179,777 for the nine-month periods ended March 31, 2004, and March 31, 2003, respectively.

12. Related-Party Transactions

     As of June 30, 2003 and 2002, the related party balance totaled $2,720,370 and $1,766,888, respectively, as of March 31, 2004 the balance totaled $3,476,968, and consists of unpaid dividends and interest on the Series A and Series B preferred stock and note payable to shareholder. The Company recognized interest expense on obligations to related parties for the years ended June 30, 2003, 2002 and 2001 of $122,451, $368,947 and $396,068, respectively, and $129,822 and $80,080 for nine-month periods ended March 31, 2004 and March 31, 2003, respectively.

13. Subsequent Event (Unaudited)

     On May 10, 2004, the Company entered into a stock purchase agreement to sell all outstanding common and preferred stock of the Company to Input/ Output, Inc.

14. Restatement of Financial Statements

     Subsequent to the issuance of the Company’s June 30, 2003 consolidated financial statements, the Company determined that it had made certain accounting errors in the recording of repurchase rights in the Company’s preferred stock during the three-year period ended June 30, 2003 and the nine-month periods ended March 31, 2004 and March 31, 2003, respectively. Because the Company had been required to repurchase shares of its preferred stock at a price equal to the higher of their fair market value or their original issue price, this repurchase obligation should have been classified as a current liability on the Company’s balance sheet, and changes in its fair value should have been reflected as credits or charges to the Company’s statement of operations. The table below presents the impact on net income (loss) and total liabilities of the restatements:

	Nine Months Ended
	March 31,		Year Ended June 30,
	2004	2003	2003	2002	2001
	(Unaudited)	(Unaudited)
Net income (loss) as previously reported	$4,166,809	$3,495,981	$4,631,433	$965,819	$338,583
Restatement of preferred stock repurchase obligation	(11,636,522)	(14,425,440)	(14,425,440)	—	(3,977,436)

Net income (loss) as restated	$(7,469,713)	$(10,929,459)	$(9,794,007)	$965,819	$(3,638,853)

	March 31, 2004	June 30, 2003	June 30, 2002
	(Unaudited)
Total liabilities as previously reported	$35,267,171	$23,742,678	$13,103,867
Restatement of preferred stock repurchase obligation	30,039,398	18,402,876	3,977,436

Total liabilities as restated	$65,306,569	$42,145,554	$17,081,303

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The unaudited pro forma statements of income for the year ended December 31, 2003 and the three months ended March 31, 2004, give pro forma effect to: (1) the GXT acquisition and (2) the registered offering and sale of shares of our common stock in June 2004, resulting with net proceeds of $130.5 million, which were used to fund the GXT acquisition, as if the transactions had been consummated on January 1, 2003.

     The unaudited pro forma balance sheet as of March 31, 2004 gives pro forma effect to (1) the GXT acquisition, and (2) such registered offering and sale of common stock, as if those transactions had been consummated on March 31, 2004.

     The unaudited pro forma financial information is based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma statement of operations does not purport to represent what our results of operations actually would have been if the events described above had occurred as of the date indicated or what our results will be for any future periods. The unaudited pro forma financial statements are based upon assumptions and adjustments that we believe are reasonable. The unaudited pro forma financial statements and the accompanying notes should be read in conjunction with our historical financial statements contained in our Annual Report on Form 10-K (as amended by Forms 10-K/A-1 and 10-K/A-2), and our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2004, the quarter ended June 30, 2004 and the quarter ended September 30, 2004 and the historical restated financial statements of GXT, including the notes thereto, included elsewhere in this report.

     For financial accounting purposes, the assets acquired and the liabilities assumed of GXT referred to in these unaudited pro forma financial statements have been recorded at their estimated fair values as of the date of the acquisition. The allocation in these unaudited pro forma financial statements was based upon a preliminary fair value study, which is expected to be finalized in the fourth quarter of 2004. When finalized, the allocation may vary from the allocation presented in these unaudited pro forma financial statements.

     See the Explanatory Note to this Form 8-K/A-3 discussing the restatement to the GXT historical financial statements and the conforming changes to these unaudited proforma financial statements.

INPUT/OUTPUT, INC.

UNAUDITED PRO FORMA STATEMENT OF INCOME
Year Ended December 31, 2003

	Input/	GXT	Pro Forma		Pro Forma
	Output	As Adjusted(2)	Adjustments		Input/Output
		(As Restated)	(As Restated)
	(in thousands, except per share data)
Net sales	$150,033	$49,056	$—		$199,089
Cost of sales	122,192	30,946	3,750	(3)	156,888

Gross profit	27,841	18,110	(3,750)		42,201

Operating expenses:
Research and development	18,696	—	—		18,696
Marketing and sales	12,566	4,465	—		17,031
General and administrative	16,753	7,130	—		23,883
Impairment of long lived assets	1,120	—	—		1,120

Total operating expenses	49,135	11,595	—		60,730

Income (loss) from operations	(21,294)	6,515	(3,750)		(18,529)
Interest expense	(4,087)	(821)	410	(4)	(4,498)
Interest income	1,903	—	—		1,903
Fair value adjustment and exchange of warrant obligation	1,757	—	—		1,757
Impairment of investment	(2,059)	—	—		(2,059)
Fair value adjustment of preferred stock repurchase obligation	—	(14,971)	14,971	(5)	—
Other income	976	—	—		976

Income (loss) before income taxes	(22,804)	(9,277)	11,631		(20,450)
Income tax expense (benefit)	348	1,968	(1,742	) (6)	574

Net income (loss)	$(23,152)	$(11,245)	$13,373		$(21,024)

Basic loss per share	$(0.45)				$(0.30)
Diluted loss per share	$(0.45)				$(0.30)
Weighted average number of shares outstanding	51,237		20,000	(7)	71,237
Weighted average number of diluted shares outstanding	51,237		20,000	(7)	71,237

INPUT/OUTPUT, INC.

UNAUDITED PRO FORMA STATEMENT OF INCOME
Three Months Ended March 31, 2004

	Input/	GXT	Pro Forma		Pro Forma
	Output	As Adjusted(2)	Adjustments		Input/Output
	(in thousands, except per share data)
Net sales	$36,287	$19,822	$—		$56,109
Cost of sales	24,026	12,547	938	(3)	37,511

Gross profit	12,261	7,275	(938)		18,598

Operating expenses (income):
Research and development	4,075	—	—		4,075
Marketing and sales	3,299	1,337	—		4,636
General and administrative	4,693	2,448	—		7,141
Gain on sale of assets	(850)	—	—		(850)

Total operating expenses	11,217	3,785	—		15,002

Income (loss) from operations	1,044	3,490	(938)		3,596
Interest expense	(1,496)	(252)	(126	) (4)	(1,622)
Interest income	469	—	—		469
Other income	16	—	—		16

Income (loss) before income taxes	33	3,238	(812)		2,459
Income tax expense (benefit)	591	1,171	(1,107	) (6)	655

Net income (loss)	$(558)	$2,067	$295		$1,695

Basic income (loss) per share	$(0.01)				$0.03
Diluted income (loss) per share	$(0.01)				$0.02
Weighted average number of shares outstanding	52,113		20,000	(7)	72,113
Weighted average number of diluted shares outstanding	52,113		22,561	(8)	74,674

INPUT/OUTPUT, INC.

UNAUDITED PRO FORMA BALANCE SHEET
March 31, 2004

			Pro Forma		Pro Forma
	Input/Output	GXT	Adjustments(1)		Input/ Output
		(As Restated)	(As Restated)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$25,000	$2,512	$(4,800	) (9)	$22,712
Restricted cash	1,080	—			1,080
Accounts receivable, net	33,928	9,536	—		43,464
Unbilled revenue	—	6,455	—		6,455
Current portion notes receivable, net	11,987	—	—		11,987
Inventories	57,333	—	—		57,333
Prepaid expenses and other current assets	3,476	1,100	—		4,576

Total current assets	132,804	19,603	(4,800)		147,607

Notes receivable	5,938	—	—		5,938
Net assets held for sale	2,430	—	—		2,430
Property, plant and equipment, net	28,160	13,319	—		41,479
Seismic data library	—	12,354	—		12,354
Deferred tax asset	1,149	620	(620	) (10)	1,149
Goodwill, net	76,367	—	88,933	(11)	165,300
Other assets, net	13,543	268	45,000	(12)	58,811

Total assets	$260,391	$46,164	$128,513		$435,068

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current maturities of long-term debt	$2,168	$8,715	$(3,775	) (13)	$7,108
Accounts payable	15,908	2,961	—		18,869
Accrued expenses	14,740	7,957	—		22,697
Deferred revenue	1,994	8,897	—		10,891
Dividends payable	—	1,992	—		1,992
Deferred tax liability	—	2,016	(2,016	) (10)	—
Preferred stock repurchase obligation	—	30,039	(30,039	) (5)	—

Total current liabilities	34,810	62,577	(35,830)		61,557

Long-term debt, net of current maturities	78,033	2,730	(750	) (14)	80,013
Other long-term liabilities	3,815	—	—		3,815
Redeemable preferred stock	—	10,446	(10,446	) (5)	—
Stockholders’ equity:
Stockholders’ equity	143,733	(29,589)	175,539	(15)	289,683

Total liabilities and stockholders’ equity	$260,391	$46,164	$128,513		$435,068

INPUT/OUTPUT, INC.

NOTES TO PRO FORMA FINANCIAL INFORMATION

(1)	The following is the preliminary estimate of the purchase price (in thousands) for the GXT acquisition:

Cash payment paid for GXT shares	$129,975
Exchange of vested employee stock options	15,500
Payoff of GXT debt	4,525
Acquisition costs	750

Total purchase price	$150,750

This preliminary estimate of the purchase price has been allocated as presented below based a preliminary fair value assessment of the assets and liabilities of GXT at March 31, 2004. This fair value assessment is expected to be finalized in the fourth quarter of 2004.

	Book Value
	of Assets	Preliminary
	Acquired	Purchase
	(Liabilities	Price	Preliminary
	Assumed)	Allocation	Fair Value
	(in thousands)
Cash and cash equivalent	$2,512	$	$2,512
Accounts receivables	9,536		9,536
Unbilled revenues	6,455		6,455
Prepaid and other current assets	1,100		1,100
Property, plant and equipment	13,319		13,319
Seismic data library	12,354		12,354
Deferred tax asset	620	(620)	—
Other assets	268	45,000	45,268
Goodwill	—	88,933	88,933
Notes payable — current	(8,715)	3,775	(4,940)
Accounts payable	(2,961)		(2,961)
Accrued expenses	(7,957)		(7,957)
Deferred revenue	(8,897)		(8,897)
Deferred tax liability	(2,016)	2,016	—
Long-term debt, net of current maturities	(2,730)	750	(1,980)
Dividends payable	(1,992)		(1,992)

	$10,896	$139,854	$150,750

All liabilities assumed were at their estimated fair values, as were the seismic data library and the property, plant and equipment. The fair value of intangibles are estimated to be $45 million (see note 12 below). There were no identified intangible assets which were determined to have indefinite lives. This preliminary assessment of fair value resulted in $88.9 million of goodwill which will be subject to periodic impairment testing.

(2)	GXT had a fiscal year end of June 30. Therefore, in order to comply with Article 11 of Regulation S-X of the Securities and Exchange Commission, the GXT Statement of Income for the year ended December 31, 2003 has been adjusted to present results for the twelve months ended December 31, 2003. This adjustment was made by subtracting the results of operations for the six months ended December 31, 2002 from the results of operations for the year ended June 30, 2003 and adding the results of operations for the six months ended December 31, 2003. Additionally, to arrive at the results of operations for the three months ended March 31, 2004, the results of operations for the six months ended December 31, 2003 were subtracted from the results of operations for the nine months ended March 31, 2004. These adjustments were as follows:

		Six Months	Six Months	Year Ended
	Year Ended	Ended	Ended	December 31,
	June 30,	December 31,	December 31,	2003
	2003	2002	2003	As Adjusted
	(As Restated)	(As Restated)	(As Restated)	(As Restated)
	(in thousands)
Total revenue	$41,019	$19,298	$27,335	$49,056
Cost of revenues	24,571	11,007	17,382	30,946

Gross profit	16,448	8,291	9,953	18,110

Operating expenses:
General and administrative	5,934	2,968	4,164	7,130
Sales and marketing	4,334	1,957	2,088	4,465

Total operating expenses	10,268	4,925	6,252	11,595

Income from operations	6,180	3,366	3,701	6,515
Interest expense	723	315	413	821
Fair value adjustment of preferred stock repurchase obligation	14,425	7,212	7,758	14,971

Loss before income taxes	(8,968)	(4,161)	(4,470)	(9,277)
Income tax expense	826	46	1,188	1,968

Net Loss	$(9,794)	$(4,207)	$(5,658)	$(11,245)

	Nine Months	Six Months	Three Months
	Ended	Ended	Ended
	March 31,	December 31,	March 31,
	2004	2003	2004
	(As Restated)	(As Restated)
	(in thousands)
Total revenues	$47,157	$27,335	$19,822
Cost of revenues	29,929	17,382	12,547

Gross profit	17,228	9,953	7,275

Operating expenses:
General and administrative	6,612	4,164	2,448
Sales and marketing	3,425	2,088	1,337

Total operating expenses	10,037	6,252	3,785

Income from operations	7,191	3,701	3,490
Interest expense	665	413	252
Fair value adjustment of preferred stock repurchase obligation	11,637	11,637	—

Income (loss) before income taxes	(5,111)	(8,349)	3,238
Income tax expense	2,359	1,188	1,171

Net income (loss)	$(7,470)	$(9,537)	$2,067

(3)	Reflects the preliminary pro forma adjustment to record the amortization of the acquired intangible assets (customer relationships, proprietary technology, non-compete agreements and trade names) over their estimated useful lives ranging from two years to 15 years.

(4)	Reflects the pro forma adjustment to record the interest savings from the payoff of the GXT line of credit and shareholder loans (see notes 13 and 14 below).

(5)	Reflects the pro forma adjustment to record the purchase of GXT’s preferred stock by I/O, which eliminates the fair value adjustment of the preferred stock repurchase obligation.

(6)	Reflects the pro forma adjustments to utilize I/O net operating losses to offset GXT U.S. tax expense, since I/O maintains a valuation allowance against substantially all of its net deferred taxes. The remaining pro forma income tax expense represents state and foreign taxes.

(7)	Reflects pro forma issuance of I/O common stock in connection with the GXT acquisition.

(8)	Reflects the following pro forma dilutive share adjustments (in thousands) as follows:

Issuance of I/O common stock in connection with the GXT acquisition.	20,000
Dilutive GXT stock options assumed by I/O	2,022
I/O dilutive stock options	539

22,561

(9)	Reflects the pro forma adjustments to cash and cash equivalents (in thousands) as follows:

Net cash proceeds from the issuance of I/O common stock in connection with the GXT acquisition	$130,450
Cash payment for GXT shares	(129,975)
Payoff of GXT line of credit and shareholder loans	(4,525)
Acquisition costs	(750)

$(4,800)

(10)	Reflects the pro forma adjustment to deferred taxes as I/O maintains a valuation allowance against substantially all its net deferred taxes.

(11)	Reflects the preliminary pro forma adjustment to record goodwill representing the excess of the purchase price over the fair value of the net assets acquired.

(12)	Reflects the pro forma adjustment to record the estimated fair value of the intangible assets acquired (customer relationships, proprietary technology, non-compete agreements and trade names).

(13)	Reflects the pro forma adjustment for the payoff of the GXT line of credit.

(14)	Reflects the payoff of the GXT shareholder loans.

(15)	Reflects the pro forma adjustments to stockholders’ equity (in thousands) as follows:

Issuance of I/O common stock to fund a portion of the purchase price	$130,450
Exchange of GXT vested options for I/O vested options	15,500
Elimination of GXT’s historical stockholders’ equity	29,589

$175,539

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2004

INPUT/OUTPUT, INC

By:	/s/ J. Michael Kirksey

J. Michael Kirksey
Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description
* 10.1	Stock Purchase Agreement dated as of May 10, 2004, by and among GX Technology Corporation, Input/Output, Inc. and the Sellers that are parties thereto, filed as Exhibit 2.1 to the Company’s Registration Statement Form S-3 (Registration No. 115345), filed with the Securities and Exchange Commission on May 10, 2004, and incorporated herein by reference.

**10.2	First Amendment to Stock Purchase Agreement dated as of June 11, 2004.

99.1	Consent of Deloitte & Touche LLP.

*	Previously filed with the company’s Current Report on Form 8-K, filed with the SEC on May 11, 2004.

**	Previously filed with the company’s Current Report on Form 8-K/A-2, filed with the SEC on June 15, 2004.